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                                                                  Exhibit 10.13


                             SHAREHOLDERS AGREEMENT

            AGREEMENT dated as of July 22, 1994 among Telecard International, Inc., a Florida corporation (the "Corporation"), doing business as Long Distance International; Clifford Friedland ("Friedland"); David Glassman ("Glassman"); and the persons and other entities executing and delivering this Agreement as shareholders of the Corporation, whose names are listed on Schedule A annexed to this Agreement (Friedland, Glassman and such other persons and entities, collectively, the "Shareholders").

                             Preliminary Statements

            A. Each Shareholder owns capital stock of the Corporation in the amount specified next to the name of the Shareholder on Schedule A (such stock, the "Stock").

            B. The Shareholders and the Corporation wish to provide for certain aspects of the management, ownership and operations of the Corporation as set forth in this Agreement, including provisions for the voting, issuance and transfer of shares of Stock.

            In consideration of the foregoing and the terms, conditions and covenants of this Agreement, the parties hereto agree an follows.

                              Section 1 Management

            1.1 Board of-Directors. Each Shareholder shall vote all of its shares of Stock and shall take all such other actions as may be necessary to elect and maintain Friedland and Glassman as members of the Board of Directors of the Corporation; provided, however, that the right of each of Friedland and Glassman to be a member of the Board and the obligations of the Shareholders to vote to elect either as a director shall terminate as to Friedland or Glassman when such director owns less than five percent (5%) of the issued and outstanding capital stock of the Corporation.

                          Section 2 Transfers of Stock

            2.1 Restriction of Transfer. No transfer or other disposition of shares of capital stock of the Corporation owned by any Shareholder shall be made by any Shareholder in contravention of the terms of this Agreement. Dispositions of shares governed by this Agreement shall include any transfer, gift, sale, assignment, pledge,

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hypothecation or other disposition of shares of Stock, with the exceptions provided in Section 2.6 of this Agreement. Any disposition of shares of Stock made in contravention of this Agreement shall be null, void and of no effect. The Corporation shall not take any action to effectuate any disposition of Stock in contravention of this Agreement and shall not record any such transfer on the books of the Corporation.

            2.2 Offer. (a) No Shareholder shall dispose of shares of Stock owned by such Shareholder to any person or entity until such Shareholder (the "Offering Shareholder") shall first have offered such shares to the Corporation and the other Shareholders (the "Offeree Shareholders") by notice in writing (the "Offer Notice") and shall otherwise have complied with this Section 2. Any Offer Notice under this Agreement shall be given at the same time to the Corporation and the Offeree Shareholders and shall specify (i) the person or entity to which the shares of Stock, or to which any Interest in such shares, are proposed to be transferred (the "Third Party Offeror"), (ii) the price, other consideration and other material terms and conditions of the transaction that the offering Shareholder proposes to undertake with the Third Party Offeror and (iii) the number of shares proposed to be included in or affected by the disposition to the Third Party Offeror. First the Corporation and then, if the Corporation does not exercise its right to purchase the offered Stock, the Offeree Shareholders shall have the right to acquire all (but not less than all) of the Stock or the interests therein offered by the Offering Shareholder on the terms and conditions set forth in the Offer Notice. Such right shall be exercisable by the Corporation within forty-five (45) days after the Offer Notice is given by the Offering Shareholder and by the Offeree Shareholders within the period from fifty (50) to ninety (90) days after the Offer Notice in given to such Shareholders. Such right shall be deemed to be exercised when written notice of such exercise is given by the Corporation or an Offeree Shareholder to the Offering Shareholder within the applicable period specified above.

                  (b) If there is more than one Offeree Shareholder, then each such Shareholder shall have the right and option to acquire a pro rata portion of the Stock offered by the Offering Shareholder (such pro rata portion, as defined in Section 2.2(c), a "Pro Rata Portion"), in the manner provided in this
Section 2. If any of such Offeree Shareholders fails to exercise its right to acquire all of the Stock that such Shareholder is entitled to acquire under this
Section 2 or gives notice to the Offering Shareholder that it will not exercise such right, then the other Offeree Shareholders shall have the right and option to acquire Pro


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Rata Portions of such Stock, in the manner provided in this Section 2. If only one Offeree Shareholder exercises its option to acquire Stock subject to this
Section 2, then such Shareholder shall have the right to acquire all (and not less than all) of such Stock offered by the Offering Shareholder, in accordance with this Section 2. To effectuate the offer of Stock to Offeree Shareholders pursuant to this Section 2.2, if any Offeree Shareholder fails to exercise its option to acquire such Stock within the fifty to ninety day exercise period provided in Section 2.2(a) or gives notice to the Offering Shareholder that it will not exercise such right, then the Offering Shareholder shall promptly notify any other Offeree Shareholders of such failure or such notice of non-exercise and of the Pro Rata Portion of Stock that such Offeree Shareholder failed or declined to acquire. Such other Offeree Shareholders shall have the right and option, exercisable for twenty (20) days after their receipt of notice of the availability of such Pro Rata Portion of Stock, to acquire Pro Rata Portions of the Stock that the Offeree Shareholder failed or declined to acquire, in accordance with this Section 2. Such option shall be deemed to be exercised when written notice of such exercise is given by such other Offeree Shareholders to the Offering Shareholder within such fifteen-day period. Shares of Stock that are not accepted by Offeree Shareholders for disposition pursuant to this Section 2.2 may be disposed of to the Third Party Offeror in accordance with Section 2.3.

                  (c) A "Pro Rata Portion" shall be the number of shares of Stock equal to the total number of shares of Stock offered by an Offering Shareholder multiplied by a fraction, the numerator of which is the number of shares of Stock owned by the Shareholder exercising its right to acquire Stock from an Offering Shareholder and the denominator of which is the aggregate number of shares of Stock owned by all the Offeree Shareholders that exercise their options to acquire the offered Stock in accordance with this Section 2.

            2.3 Transfer to Third Party. If all of the shares of Stock are not acquired by the Corporation or Offeree Shareholders as provided for in Section
2.2 within the applicable notice period provided for therein, then the Offering Shareholder may transfer or otherwise dispose of such Stock or interests therein only to the Third Party Offeror for the consideration and only on the terms and conditions set forth in the Offer Notice that was given to the Corporation and the Offeree Shareholders, provided that the Third Party Offeror agrees in writing to be bound by all of the terms of this Agreement before the effectuation of any transfer of Stock or interests therein to the Third


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Party Offeror and provided that a written instrument evidencing such agreement is delivered to the Corporation before any such transfer is effected.

            2.4 Revival of First Refusal Right. If a transfer or other disposition of shares of Stock or interests therein to a Third Party Offeror is not consummated within ninety (90) days after the last to expire of the options of the Offeree Shareholders to acquire such shares or interests pursuant to this
Section 2, then any transfer or other disposition proposed to be made to such Third Party Offeror shall again be subject to the rights and options of the Corporation and the Offeree Shareholders and subject to the notice requirements provided for in this Section 2.

            2.5 Closing. The closing of any disposition of shares of Stock under this Section 2 shall take place at the principal offices of the Corporation or at the offices of the attorneys of the Corporation, or at such other place as may be agreed upon by the parties to such transaction, within thirty (30) days after the last written notice that is timely hereunder given by the Corporation or the Offeree Shareholders in exercise of their options to acquire such shares. Such closing shall take place at a time during regular business hours specified by the Offering Shareholder on fifteen (15) days' prior written notice to the persons or entities acquiring the Stock. At the closing, the shares of Stock to be disposed of under this Section 2 shall be delivered by the transferring party to the party entitled to acquire such shares, duly endorsed in blank or accompanied by duly executed stock powers, with transfer stamps attached, if required by applicable law. The acquiror of any Stock transferred under this
Section 2 shall, at the closing of such disposition, pay the acquisition price for the Stock in accordance with the Offer Notice that was delivered in connection with the disposition of such Stock.

            2.6 Exempted Transfers. The provisions of this Section 2, with the exception of Section 2.7, shall not apply to any of the following dispositions of Stock, provided that the transferee or acquiror of Stock disposed of under this Section 2.6 agrees in writing to be bound by the terms of this Agreement and to assume the obligations of a Shareholder hereunder upon acquiring such
Stock: (i) any disposition by will or intestacy and any other disposition to an heir, executor, estate, committee, guardian or other legal representative of a Shareholder upon the death or legal incapacity of the Shareholder; or (ii) any disposition to a Family Transferee of a Shareholder (as defined herein). As used in this Agreement, a "Family Transferee" shall mean (A) a spouse, child, parent, grandchild or sibling of a


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Shareholder or (B) a trust established by a Shareholder, or a trustee, fiduciary, custodian or foundation designated by a Shareholder, that will hold shares of Stock for the benefit of the Shareholder or for the benefit of any of the persons described in item (A) above in this sentence. Notwithstanding the foregoing or any other provisions of this Agreement, no transfer or disposition of Stock shall be made by any Shareholder in contravention of Section 2.7.

            2.7 S Corporation Status. Notwithstanding any other provision of this Agreement, no disposition of Stock may be made or effectuated and no other action may be taken by any Shareholder that would cause the Corporation to lose, terminate or revoke its election, eligibility, treatment or status as an S corporation under the Internal Revenue Code of 1986, as amended, or to lose, terminate or revoke any similar election, eligibility, treatment or status under applicable state law (such election, eligibility, treatment or status under state or federal law, as amended from time to time, "S Corporation Status"), unless (i) the Corporation at the time of such proposed disposition or action has not elected or chosen S Corporation Status or (ii) the Board of Directors of the Corporation has decided to waive, revoke or terminate the S Corporation Status of the Corporation prior to the effective date of the proposed action or disposition of Stock. Nothing in this Agreement shall give any Shareholder any right to the benefits or continuation of, S Corporation Status of the Corporation, which may be terminated by the Corporation in its discretion.

            2.8 Transferred Stock Governed by Agreement. Any acquiror or other transferee of shares of Stock owned by any Shareholder shall receive and hold such shares subject to the terms of this Agreement, shall have the rights and obligations under this Agreement of the Shareholder from which the Stock was received and shall be deemed to be a Shareholder under this Agreement; provided, however, that no transferee of Stock of Friedland or Glassman shall have the right to be elected or maintained as a member of the Board of Directors of the Corporation, and no Shareholders shall have any obligation to vote their Stock or to take any other action to elect or maintain any such transferee as a director of the Corporation.

                             Section 3  Preemptive Rights

            3.1 Preemptive Right. Except as provided in Section 3.6, if any issuance or sale of stock of the Corporation after the date of this Agreement would adversely affect the proportionate or relative voting or dividend rights of any Shareholder, then the Corporation shall not


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issue or sell such stock to any person or entity until the Corporation shall first have offered to the Shareholders the amount of such stock provided in this
Section 3, in the manner provided in this Section. Except as provided in Section 3.6, each share of Stock shall entitle the holder thereof to a preemptive right, for the period and on the terms provided in this Section, to subscribe for and acquire shares of the same class of the Corporation or any equity and/or voting shares of any class of the Corporation that the Corporation proposes to issue or any warrants, options or rights that the Corporation proposes to grant for the purchase of stock of the Corporation or for the purchase of any securities of the Corporation that are convertible into or exchangeable for, or that carry any rights to subscribe for or acquire, equity and/or voting stock of any class of the Corporation (any such shares, securities, warrants, options or rights, "Preemption Securities").

            3.2 Preemption Notice. Any offer of Preemption Securities to Shareholders under this Section 3 shall be made by the Corporation by notice in writing (the "Preemption Notice"), which notice shall specify the price, other consideration and other material terms and conditions relating to the Preemption Securities that the Corporation proposes to Issue or sell and the Amount of such Preemption Securities proposed to be issued or sold. Under this Section 3, each Shareholder shall have the right and option, exercisable for thirty (30) days after such Shareholder's receipt of a Preemption Notice, (i) to acquire, on the terms contained in the Preemption Notice, such portion of the Preemption Securities that the Corporation proposes to issue or sell as would preserve the proportionate or relative voting and dividend rights of such Shareholder and
(ii) to acquire such Preemption Securities for a purchase price equal to the price per share at which the Corporation proposes to issue or sell such Preemption Securities to other persons or entities, without deduction of expenses of and compensation for the sale, underwriting or purchase of such Preemption Securities by underwriters or dealers. Such option and right under this Section shall be deemed exercised when a Shareholder gives written notice of such exercise to the Corporation. If a Shareholder fails to exercise such option and right to acquire Preemption Securities hereunder within thirty (30) days after the Shareholder's receipt of the Preemption Notice, then the Corporation may issue or sell such Preemption Securities to any other person or entity at the price or for the consideration set forth in the Preemption Notice, with deduction of any reasonable and lawful expenses of and compensation for the sale, underwriting or purchase of such Preemption Securities by underwriters or dealers.


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            3.3 Revival of Preemptive Right. If an issuance or sale of
Preemption Securities that was described in a Preemption Notice is not consummated within one hundred eighty (180) days after the expiration of the thirty-day notice period provided for in Section 3.2, then any issuance or sale of such Preemption Securities proposed to be made by the Corporation shall again be subject to the rights and obligations of the Corporation and the Shareholders and the notice requirements provided for in this Section 3.

            3.4 Closing of Preemption Transaction. The closing of any issuance or sale of Preemption Securities under this Section 3 shall take place at the principal offices of the Corporation or its counsel. Such closing shall take place during regular business hours at the time specified in the Preemption Notice or, if no such time is specified in such notice, at a time within one hundred eighty (180) days after expiration of the thirty-day notice period provided for in Section 3.2, which time shall be specified by the Corporation by ten (10) days prior written notice to the Shareholder acquiring the Preemption Securities. At such closing, the Corporation shall deliver the Preemption Securities to be issued or sold hereunder to the Shareholder entitled to acquire such Preemption Securities, upon payment by such Shareholder of the full purchase price provided hereunder for such Preemption Securities, in cash or by certified check, bank check or wire transfer.

            3.5 Agreement Governs. Any Preemption Securities of the Corporation issued or sold to a Shareholder under this Section 3 shall be subject to the terms of this Agreement.

            3.6 Securities not Subject to Preemption. The provisions of this
Section 3 shall not apply to (i) treasury shares; (ii) shares of capital stock or warrants, options, securities or rights convertible into shares of such stock that may be issued or sold by the Corporation to employees, directors, officers, consultants or independent contractors of the Corporation; (iii) shares, warrants, options, securities or rights that may be issued or sold by the Corporation in connection with the effectuation of a merger, consolidation or other business combination, provided that the proportionate or relative voting and dividend rights of each Shareholder as a holder of voting and equity securities of the entity surviving such consolidation, merger or combination shall not be less, in proportion to the voting and dividend rights of the other Shareholders on account of voting and equity securities of such survivor, than the proportionate voting and dividend rights of such Shareholder


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in relation to such other Shareholders immediately prior to such merger or consolidation.

                  Section 4 Registration Rights

            4.1 Definitions. For purposes of this Section 4:

                  (a) the term "1933 Act" means the Securities Act of 1933, as amended;

                  (b) the term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement;

                  (c) the term "Registrable Securities" means any of the shares or Stock or any common stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Stock; and

                  (d) the term "Holder" means any Shareholder holding Registrable Securities and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to this Agreement.

            4.2 Registration. Subject to Section 4.6, if at any time the Corporation proposes to register any of its common stock under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Registrable Securities, then the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within twenty
(20) days after the giving of any such notice by the Corporation, the Corporation shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested be registered.

            4.3 Obligations of the Corporation. Whenever required under Section
4.2 to use its best efforts to effect the registration of any Registrable Securities, the Corporation shall:

                  (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for six (6) months or until all shares


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registered pursuant to such registration statement are sold, if earlier;

                  (b) during such period prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

                  (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such U.S. state jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

            4.4 Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 4 that the Holders shall furnish to the Corporation such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

            4.5 Expenses of Registration. All expenses incurred by the Corporation in connection with a registration pursuant to Section 4.2 (excluding underwriters' discounts and commissions and fees and disbursements of any counsel for any Holder), including without limitation all registration and qualification fees,


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printers' and accounting fees and fees and disbursements of counsel for the
Corporation, shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.2 if the registration request is subsequently withdrawn; provided that the Holders may withdraw a request made within forty-five (45) days of the end of the fiscal year of the Corporation if the audited financial statements of the Corporation for such year and at such year-end materially and adversely differ from the information known to the Holders at the time of their request, in which event the Holders shall not be required to pay any of the expenses of the registration.

            4.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required under Section 4.2 to include in such underwriting any of the Registrable Securities of any Holder unless such Holder agrees to the inclusion of such Registrable Securities on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, if in the opinion of the managing underwriters the total amount of securities that all Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Corporation shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters believe will not jeopardize the success of the offering (the securities so included first to be apportioned pro rata among the selling Holders according to the total amount of securities owned by said selling Holders or in such other proportions as shall mutually be agreed to by such selling Holders), provided that no such reduction shall be made with respect to any securities offered by the Corporation.

            4.7 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration of any securities of the Corporation as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

            4.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 4:

                  (a) To the extent permitted by law, the Corporation shall indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as


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defined in the 1933 Act) for it, and each person, if any, who controls such
Holder or underwriter within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement of a material fact by the Corporation, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission by the Corporation to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Corporation of any rule or regulation promulgated under the 1933 Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and shall reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses as reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each Holder requesting or joining in a registration shall Indemnify and hold harmless the Corporation each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Corporation within the meaning of the 1933 Act and each agent and any underwriter for the Corporation (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereto) arise out of or are based upon any untrue statement of any material fact contained in such


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registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is affected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section unless such failure materially and adversely affects the rights or abilities of the indemnifying party to defend such action. The omission so to notify the Indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                              Section 5 Termination

            5.1 Upon Sale of All Stock. Upon the disposition by a Shareholder of all of the Stock owned by the Shareholder, such person shall have no further rights under this Agreement.


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            5.2 Upon Certain Other Events. The rights and obligations of the
Corporation and of each Shareholder under this Agreement shall terminate upon the earliest to occur of (i) the first sale of common stock of the Corporation that is affected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the 1933 Act covering the offer and sale of common stock of the Corporation to the public, provided that shares of Stock then owned by the Shareholder are included for offer and sale pursuant to such registration, subject to limitation of the number of such shares of Stock that may be permitted to be so included by the underwriters of such offering (provided such limitation is made pro rata with a limitation of the number of Shares of the other parties hereto permitted to be so included); or (ii) any date on which the Shareholders hold in the aggregate of record or beneficially less than five percent (5%) of the outstanding shares of the common stock of the Corporation.

                            Section 6 Further Action

            6.1 General. The Corporation and each Shareholder shall execute, deliver and perform all such additional documents, agreements, certificates and instruments and shall take all such further actions as say be necessary or advisable to effectuate the terms and conditions of this Agreement.

            6.2 Ratification of Agreement. Each Shareholder shall use its best efforts and shall take all actions necessary to cause the Corporation promptly to ratify, execute and deliver this Agreement on behalf of the Corporation.

                            Section 7 Miscellaneous

            7.1 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted and enforced in accordance with the law of the State of Florida applicable to contracts negotiated, entered into and to be performed solely in that State, without regard to the choice or conflicts of law principles of such State. The parties hereby consent to the jurisdiction of the state and federal courts located in Broward County, Florida, over the parties hereto and over any actions, proceedings, disputes or claims relating to or arising in connection with this Agreement.

            7.2 Severability. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, then the


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unenforceable, invalid or conflicting part shall be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and the unenforceable, invalid or conflicting part. Notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

            7.3 Binding Effect; Assignment. This Agreement shall be binding upon, enforceable by and shall inure to the benefit of the Corporation, each Shareholder and the respective successors, heirs, legal representatives, administrators, executors and transferees of their Stock permitted by this Agreement, except to the extent provided otherwise in this Agreement. Except as otherwise permitted in this Agreement, neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto, except to a transferee of Stock sold, transferred or otherwise disposed of in accordance with this Agreement. Any transferee that acquires Stock in accordance with this Agreement shall be deemed to be a Shareholder as defined and provided for in this Agreement. The Corporation, in its discretion, shall have the right (i) to have other holders of capital stock of the Corporation execute and deliver and become bound and benefitted by this Agreement, after its date of initial execution by the Shareholders hereunder, and (ii) to amend Schedule A annexed hereto to add the names and shareholdings of such additional shareholders. Any such shareholders that subsequently execute and deliver this Agreement shall be deemed to be Shareholders hereunder and beneficiaries of this Agreement and all rights and obligations hereunder.

            7.4 Amendment; Waiver; Entire Agreement. This Agreement may be amended only by a writing signed by the parties hereto, except that additional shareholders may be made parties hereto, and Schedule A may be amended to add their names and shareholdings, by execution and delivery of this Agreement and an amendment to Schedule A by the Corporation and such additional shareholders. This Agreement constitutes the entire agreement among the parties hereto relating to the transactions contemplated in this Agreement. Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of any such party, unless such waiver is made by a writing executed by such party and delivered to the other parties, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party to this Agreement.

            7.5 Notices. (a) All notices provided for herein shall be in writing and shall be delivered by hand, by a leading nationwide, overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Corporation or any Shareholder, as the case may be, at the following address of such party:

                  (i)   if to the Corporation to:

                        Telecard International, Inc.
                        100 S.W. 28th Street
                        Suite 200
                        Ft. Lauderdale, Florida 33315

                  with a copy to:

                        Snow Becker Krauss P.C.
                        605 Third Avenue
                        New York, New York 10158
                        Attention: Simon Taylor, Esq.

                  (ii) if to a Shareholder to the address of such Shareholder set forth an Schedule A.

                  (b) Notices given by mail shall be deemed to be received on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, five
(5) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto and any party's successor permitted hereunder may change the address specified above by written notice to the other parties hereto.

            7.6 Books of Account. The books of account of the Corporation or copies thereof shall be kept at its legal address. Each party or its duly authorized representative or representatives shall have access to the complete books of account of the Corporation and reasonable supporting documentation at reasonable times during normal business hours of the Corporation, upon reasonable prior notice to the Corporation, and shall be entitled to makes photocopies thereof.

            7.7 Legend. Each of the certificates representing Stock shall bear a legend setting forth any restrictions on transfer or other provisions legally required or otherwise deemed necessary or advisable by the Corporation, including a legend in substantially the following form, and the Corporation and the Subscriber agree to abide by the terms set forth in such legend until it is removed from the certificate in accordance with this Agreement and applicable law:

                  "The shares of stock represented by this certificate are subject to the terms and conditions of a Shareholders Agreement among the Corporation, Clifford Friedland, David Glassman and other shareholders dated as of ____________,199__, which contains, among other provisions, restrictions on transfer, sale or other disposition of the shares and provisions regarding management of the Corporation. A copy of such agreement is on file in the offices of the Corporation."

            7.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            7.9 Counterparts. This Agreement may be executed in two or more counterpart copies, each of which shall be an original and all of which together shall be one and the same agreement.

            IN WITNESS WHEREOF, the Corporation and the Shareholders have executed and delivered this Agreement as of the date first set forth above.

                                       TELECARD INTERNATIONAL, INC.


                                       By
                                         ----------------------------


                                       ------------------------------
                                       Clifford Friedland


                                       ------------------------------
                                       David Glassman


                                       ------------------------------


                                       ------------------------------


                                       ------------------------------